Exhibit 10.19

SECOND AMENDMENT TO THE
SENIOR MANAGEMENT VOLUNTARY DEFERRED COMPENSATION PLAN

WHEREAS, Insituform Technologies, Inc. maintains deferred compensation plan known as the Senior Management Voluntary Deferred Compensation Plan (“Plan”); and

WHEREAS, the Plan may be amended pursuant to Section 9.1 of the Plan; and

WHEREAS, it is deemed necessary and desirable to amend the Plan to comply with the transition rules under Internal Revenue Code § 409A as set forth in Q&A-21(a) of Notice 2005-1, 2005-2 IRB 274 12/20/2004.

NOW THEREFORE, THE PLAN is hereby amended as follows:

1.	By adding the following new Section 3.2 c):

c) Deferral Commitment for Services Performed on or Before December 31, 2005. Notwithstanding the foregoing, with respect to deferrals that relate all or in part to services performed on or before December 31, 2005, elections may be made on or before March 15, 2005 provided that the amounts to which such election relate have not been paid or become payable at the time of the election and the elections are made in accordance with Section 3.2.

This amendment shall be known as the Second Amendment to Senior Management Voluntary Deferral Compensation Plan (“Second Amendment”) and shall be effective as of January 1, 2005.

IN WITNESS WHEREOF, the Insituform Technologies, Inc. Board of Directors has caused this Second Amendment to be executed in the name of and on behalf of Insituform Technologies, Inc. this 21st day of December, 2005.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris

Title:Vice President